SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report(Date of earliest event reported)  December  31, 1997




                             Loch Exploration, Inc.
             (Exact name of registrant as specified in its charter)



              Texas                         0-9129             75-1657943
     (State or other jurisdiction        (Commission          (IRS Employer
         of incorporation)                File Number)      Identification No.)



                      414 E. Elm, Gainesville, Texas 76240
                    (Address of principal executive offices)



    Registrant's telephone number, including are code   (817) 668-1271




         (Former name or former address, if changed since last report.)




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Item 2. Acquistion and Disposition of Assets

         On, December 31, 1997 Loch Exploration, Inc. sold all of its' oil and gas producing properties in Wyoming County, New York, for $50,000 in cash to a New York company.
         The amount received by Loch Exploration, Inc for this disposition was more than 10% of the registrant's total assets.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Excange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    Loch Exploration, Inc.
                                                          Registrant





Date: January 9, 1998                               By: /s/ Glenn L. Loch
                                                       -------------------
                                                       Glenn L. Loch
                                                       President


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